UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2019

Vantage Drilling International

(Exact name of registrant as specified in its charter)

Cayman Islands	333-224793	98-1372204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Vantage Energy Services, Inc.

777 Post Oak Boulevard, Suite 800

Houston, TX 77056

(Address of principal executive offices) (Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On June 7, 2019, the board of directors of Vantage Drilling International (the “Company”) approved the conversion of all of the Company’s currently outstanding 1%/12% Step-Up Senior Secured Third Lien Convertible Notes (the “Notes”) into ordinary shares of the Company (the “Conversion”) to take effect on or as promptly as practicable after July 1, 2019. Pursuant to the terms of the indenture governing the Notes, the Conversion is subject to the satisfaction of certain conditions as described therein, including the provision of certain deliverables to the trustee under such indenture. The Company expects to satisfy such conditions on or after July 1, 2019.

The Notes were issued in February 2016, and the current outstanding principal amount thereof is approximately $771.9 million (excluding accrued interest, which is payable in kind on June 30 and December 31 of each year). The current conversion rate is approximately 0.01046, which equates to one ordinary share per $95.60 principal amount of the Notes. Following the effectiveness of the Conversion and the satisfaction of the conditions thereto, the Notes and the Company’s stapled securities will no longer be outstanding.

In addition, the Company expects to have meetings with current or prospective investors from time to time. To the extent the Company shares materials or other information with such investors, and such investors are not otherwise bound by an undertaking to maintain the confidentiality of such information, the Company plans to provide such information on its website, at http://vantagedrilling.com/investor-relations/presentations/.

This foregoing is provided for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to purchase, or an offer to purchase with respect to, any securities.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company’s filings with the Securities and Exchange Commission. As a result of these factors, actual results and outcomes may differ materially from those indicated or implied by such forward-looking statements. Vantage disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2019

VANTAGE DRILLING INTERNATIONAL

/s/ Douglas E. Stewart
Douglas E. Stewart
Vice President, General Counsel and Corporate Secretary